                                                                   Exhibit 23.1

                      FORM OF INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Queens County Bancorp, Inc.:

We consent to the use of our report dated January 18, 2000, incorporated by reference in Amendment No. 1 to the Registration Statement on Form S-4 of Queens
County Bancorp, Inc., relating to our audit of the consolidated statements of condition of the Queens County Bancorp, Inc. and subsidiary as of December 31,
1999 and 1998, and the related consolidated statements of income and comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the Queens County Bancorp, Inc. December 31, 1999 Annual Report and is
incorporated by reference in the Queens County Bancorp, Inc. Annual Report on
Form 10-K for the year ended December 31, 1999, and to the reference to our Firm under the heading "Experts" in the Registration Statement.

New York, New York
September o, 2000